UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 19, 2004

STEEL TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-14061	61-0712014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

15415 Shelbyville Road Louisville, Kentucky	40245
(Address of principal executive offices)	(Zip Code)

(502) 245-2110
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          Effective November 19, 2004, the Company entered into an Employment Agreement with Michael J. Carroll (the "Employment Agreement").  Pursuant to the Employment Agreement, Mr. Carroll will serve as President and Chief Operating Officer of the Company at an annual base salary of $250,000, subject to an annual review by the Compensation Committee to determine whether an increase is advisable.  In addition to his base salary, Mr. Carroll is eligible to participate in the Company's cash bonus plan and other employee benefit plans available to the Company's executive officers.  The Employment Agreement has a term of five years and two months and, pursuant to its terms, Mr. Carroll received a $250,000 execution bonus upon entering into the Employment Agreement, half in cash and half contributed to his nonqualified deferred compensation account.  The Employment Agreement provides that Mr. Carroll shall receive retention bonuses in the amount of $100,000, half in cash and half contributed to his nonqualified deferred compensation account, on January 15, 2006, 2007, 2008, 2009, and 2010 payable if, and only if, Mr. Carroll is employed by the Company on each corresponding date.  The Employment Agreement provides that, if Mr. Carroll terminates his own employment during the five-year term of the Employment Agreement or the Company terminates Mr. Carroll "for cause," Mr. Carroll would be prohibited from competing, directly or indirectly, with the Company as defined in the Employment Agreement. The Employment Agreement provides that, if the Company terminates Mr. Carroll "without cause," he shall be entitled to receive a lump sum benefit equal to one time the sum of his base salary and an amount equal to all bonuses paid to him by the Company for the 12 month period immediately preceding the date of his termination.  If Mr. Carroll becomes disabled or dies during the term of the Employment Agreement, in addition to any death benefits payable under life insurance or other Company's employee benefit plans, the Company will pay to Mr. Carroll or his estate a benefit equal to 50% of his base salary plus an amount equal to all bonuses he would have received through the end of the next four fiscal quarters.  If Mr. Carroll dies, or, becomes disabled, or has his employment terminated without cause, the Company will continue to pay any medical and life insurance premiums for Mr. Carroll and his dependants for the remainder of the term of the Employment Agreement with the beneficiary of the policy making the same contributions.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibit 10.1	Employment Agreement by and between the Registrant and Michael J. Carroll, dated as of November 19, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Steel Technologies Inc.

Date: November 23, 2004		By: /s/ John M. Baumann, Jr.
John M. Baumann, Jr. Secretary and General Counsel